SCHEDULE 14C/A
                                 (RULE 14C-101)

                  INFORMATION REQUIRED IN INFORMATION STATEMENT

                      SCHEDULE 14C/A INFORMATION STATEMENT

                    Information Statement Pursuant to Section
                  14(c) of the Securities Exchange Act of 1934
                                (Amendment No. )

                           Check the appropriate box:

                      [_] Preliminary Information Statement
                |_| Confidential, for use of the Commission Only
                                  (as permitted
            |X| Definitive Information Statement by Rule 14a-6(e)(2))

                           GIANT JR. INVESTMENTS CORP.
                  (Name of Registrant as Specified in Charter)

               Payment of filing fee (check the appropriate box):

                              [X] No fee required.

   |_| Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

|_| Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing party:

(4) Date filed:

                           GIANT JR. INVESTMENTS CORP.
                                 2575 MCCABE WAY
                            IRVINE, CALIFORNIA 92614

                               AMENDMENT NO. 1 TO
                        INFORMATION STATEMENT PURSUANT TO
                         SECTION 14(c) OF THE SECURITIES
                            EXCHANGE ACT OF 1934 AND
                           REGULATION 14C/A THEREUNDER

                              TO OUR STOCKHOLDERS:

This Information Statement is being sent by first class mail to all record and beneficial owners of the $0.001 par value Common Stock of Giant Jr. Investments Corp., a Nevada corporation, (the "Company").

On October 1, 2004, the record date for determining the identity of stockholders who are entitled to receive this Information Statement, 139,450,000 shares of Common Stock were issued and outstanding. The Common Stock constitutes the sole outstanding class of voting securities of the Company. Each share of Common Stock entitles the holder thereof to one vote on all matters submitted to shareholders. The mailing date of this Information Statement is November 11, 2004.

          NO VOTE OR OTHER CONSENT OF THE STOCKHOLDERS IS SOLICITED IN
                   CONNECTION WITH THIS INFORMATION STATEMENT.
                  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
                        REQUESTED NOT TO SEND US A PROXY.

On October 1, 2004, stockholders who collectively own 73,661,392 shares, or approximately 52.8%, of our issued and outstanding Common Stock (the "Consenting Stockholders"), consented in writing to:

1. Amending the Articles of Incorporation to provide for a 100:1 reverse split of the issued and outstanding shares of common stock and requiring each stockholder to tender certificates representing shares of common stock to the Company for exchange.

2. Adopting the 2004 Stock Option Plan.

The Consenting Stockholders have not consented to or considered any other corporate action.

Our Company will pay the cost of printing and distributing this Information Statement to our stockholders. Brokers, nominees and other custodians will be instructed to forward copies of this Information Statement to the beneficial owners of shares held in custodial accounts. We will reimburse brokers, nominees and other custodians for the expenses incurred in forwarding this Information Statement to the beneficial owners of our Common Stock.

                           FORWARD LOOKING STATEMENTS

This Information Statement and other reports that we file with the SEC contain forward-looking statements about our business containing the words "believes," "anticipates," "expects" and words of similar import. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results or performance to be materially different from the results or performance anticipated or implied by such forward-looking statements. Given these uncertainties, stockholders are cautioned not to place undue reliance on forward-looking statements. Except as specified in SEC regulations, we have no duty to publicly release information that updates the forward-looking statements contained in this Information Statement. Additional risks will be disclosed from time to time in our future SEC filings.

                                     GENERAL

This Information Statement is being furnished to all of the Common Stock shareholders of the Company, in connection with the approval by the Company's shareholders of an amendment to the Company's Articles of Incorporation relating to a 100:1 reverse split (the "Amendment") and the 2004 Stock Option Plan.

The Company's Board of Directors and shareholders owning approximately 52.8% of the Company's Common Stock on October 1, 2004, approved and recommended that the Amendment be effected and the 2004 Stock Option Plan adopted. Such approval of recommendations by the Board of Directors and shareholders will become effective as of the date the Amendment is filed with the Nevada Secretary of State and as to the 2004 Stock Option Plan, twenty (20) days after the mailing of this Information Statement to the Company's shareholders. The Amendment is expected to be filed on or about December 1, 2004, and will become effective upon the filing with the Secretary of State of Nevada (the "Effective Date"). If the proposed Amendment and 2004 Stock Option Plan were not adopted by written consent it would have been required to be considered by the Company's shareholders, at a special shareholders' meeting convened for the specific purpose of approving the Amendment and 2004 Stock Option Plan.

The elimination of the need for a special meeting of shareholders to approve the Amendment is authorized by the Nevada Revised Statutes (the " Nevada Law") which provides that the written consent of the holders of the outstanding shares of voting stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a special meeting. Pursuant to the Nevada Law, a majority of the outstanding share of voting stock entitled to vote thereon is required in order to approve an amendment to Company's Articles of Incorporation changing its name. In order to eliminate the costs and management time involved in holding a special meeting and in order to approve the Amendment as early as possible in order to accomplish the purpose of the Company as hereafter described, the Board of Directors of the Company voted to utilize the written consent of the holders of a majority in interest of the outstanding Common Stock of the Company.

Stockholders, who beneficially own approximately 52.8% of the outstanding Common Stock of the Company entitled to vote on the Amendment, gave their written consent to the approval of the Amendment described in this Information Statement on October 1, 2004. The written consent became effective on October 1, 2004, the date on which their written consent was filed with the Secretary of the Company. The date on which this Information Statement was first sent to the shareholders is on or about November 11, 2004. The record date established by the Company for the purpose of determining the number of outstanding shares of Common Stock of the Company is October 1, 2004 (the "Record Date").

Pursuant to the Nevada Law, the Company is required to provide prompt notice of the taking of the corporation action without a meeting to shareholders who have not consented in writing to such action. Inasmuch as the Company will have provided to its shareholders of record this Information Statement, the Company will notify its shareholders by letter filed under a Current Report on Form 8-K of the effective date of the name change. No additional action will be undertaken pursuant to such written consents, and no dissenters' rights under the Nevada Law are afforded to the Company's shareholders as a result of the approval of the Amendment.

                             CONSENTING STOCKHOLDERS

On October 1, 2004, the following Consenting Stockholders, who collectively own approximately 52.8% of our Common Stock, consented in writing to approve the Amendment;



NAME                                            SHARES           PERCENT
-----------------------------------         ----------           -------
Bruce Caldwell                              10,415,392               8.9%
Forest, Glenneyre & Associates, Inc         43,350,000              31.1%
Javan Khazali                                2,500,000               1.8%
Bel Air Stuffing Group, Inc.                 2,500,000               1.8%
Brent Gordon Bjornson                        6,000,000               4.3%
F.A. Ventures, Inc.                          5,400,000               3.9%
Martin Szlavy                                1,996,000               1.4%
William B. Barnett                           1,500,000               1.1%
                                            ----------           -------
TOTAL                                       73,661,392              52.8%



Under Nevada law, we are required to give all stockholders written notice of any actions that are taken by written consent without a stockholders meeting. Under
Section 14(c) of the Securities Exchange Act of 1934 (the "Exchange Act"), the actions taken by written consent without a shareholders meeting cannot become effective until 20 days after the mailing date of this Information Statement. We are not seeking written consent from any of our stockholders and our other stockholders will not be given an opportunity to vote with respect to the actions taken. All necessary corporate approvals have been obtained, and this Information Statement is furnished solely for the purpose of:

      o Advising stockholders of the actions taken by written consent, as required by Nevada law; and

      o Giving stockholders advance notice of the actions taken, as required by the Exchange Act

Stockholders who were not afforded an opportunity to consent or otherwise vote with respect to the actions taken have no right under Nevada law to dissent or require a vote of all our stockholders.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

The following table sets forth Common Stock ownership information as of October 1, 2004, with respect to (i) each person known to the Company to be the beneficial owner of more than five percent (5%) of the Company's Common Stock;
(ii) each director of the Company; and (iii) all directors, executive officers and designated shareholders of the Company as a group. This information as to beneficial ownership was furnished to the Company by or on behalf of the persons named. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. In accordance with the Securities and Exchange Commission rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees. Subject to community property laws, where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of common stock indicated as beneficially owned by them.



                                          AMOUNT
NAME AND ADDRESS                          BENEFICIALLY        PERCENT OF
OF BENEFICIAL OWNER                       OWNED               CLASS
-----------------------------------       ------------        ----------
Imran Firoz, CEO, CFO, and Director                -0-               0.0%
Dato'Sri Ram Sarma, Director                 4,279,876               3.0%(1)
A. Chandrakumanan, Director                  4,279,876               3.0%(2)
Javan Khazali, Director                      2,500,000               1.8%
Alberto Caberlotto, Director                   500,000               0.3%
Dr. Conrad Loreto, Director                        -0-               0.0%
Diego Moya, Director                               -0-               0.0%
Bruce Caldwell                              10,415,392               7.5%(3)
Officers and Directors as a Group
  (7 individuals)                           11,559,752               8.3%



(1) Includes 3,969,876 shares owned by Kres Private Ltd., a Company of which Mr. Sarma owns 50% interest.

(2) Includes 3,969,876 shares owned by Kres Private Ltd., a Company of which Mr. Chandrakumanan owns 50% interest.

(3) Does not include 2,106,400 owned by Mr. Caldwell's wife of which he disclaims any beneficial interest.

                                   APPROVAL OF
                   AMENDMENT TO OUR ARTICLES OF INCORPORATION
               DECLARING A 100:1 REVERSE SPLIT OF OUR COMMON STOCK

FREQUENTLY ASKED QUESTIONS

Q: HOW WILL THE REVERSE SPLIT AFFECT MY OWNERSHIP OF THE COMPANY?

A: You will own the same class of our common stock after the Reverse Split as you did before the Reverse Split. Your percentage ownership of the Company will be the same after the Reverse Split as it was, before the Reverse Split.

Q: HOW WILL THE REVERSE SPLIT AFFECT THE OFFICER, DIRECTORS AND EMPLOYEES OF THE COMPANY?

A: The officers, directors and employees of the Company will continue in the same capacities after the Reverse Split as before the Reverse Split. To the extent that they are owners of common stock, their ownership interest will be affected the same as any other stockholder.

Q: WHY IS THE REVERSE SPLIT NECESSARY?

A: Prior to the Reverse Split there were outstanding 139,450,000 of our common stock and it was trading in the public markets at less than $.03 per share. The low share price makes it very difficult and uneconomic for small investors to buy or sell shares because the transaction costs are too great for small investments. In addition, the large number of shares that are outstanding continues to exert substantial pressure on the per share price. The Reverse Split will immediately increase the per share price and reduce the number of shares of our common stock that can be traded in the public markets.

Q: HOW WILL THE 2004 STOCK OPTION PLAN BE USED?

A: The 2004 Stock Option Plan (the "Plan") will be used for a number of purposes: to attract and retain qualified directors, officers and employees; to compensate consultants for services rendered to us which we could not otherwise afford to obtain; and to provide incentives for the generation of stockholder value. The Plan will be administered by our board of directors, who will determine the recipients, size, and other terms of any awards under the Plan.

Q: HOW DO I EXCHANGE CERTIFICATES REPRESENTING SHARES OF PRE-SPLIT STOCK FOR CERTIFICATES REPRESENTING SHARES OF POST-SPLIT STOCK?

A: Enclosed with this Information Statement is a letter of transmittal and instructions for surrendering certificates representing our pre-split shares of common stock. If you are a record stockholder, you should complete the letter of transmittal and send it with certificates representing your shares to the address set forth in the letter. Upon surrender of a certificate for cancellation with a duly executed letter of transmittal, we will issue new certificates representing the number of post-split shares to which you are entitled as soon as practical. Please note that there are specific requirements if the certificates representing post-split shares of our common stock are to be issued to a person or set to an address other than the ones reflected on our books and records.

Q: WHAT IF MY SHARES OF PRE-SPLIT COMMON STOCK ARE HELD IN A BROKERAGE ACCOUNT?

A: Normally, your broker or its nominee will submit certificates representing shares of pre-split common stock for conversion on your behalf. To ensure that the certificates representing your shares are submitted timely, you should contact your broker and have a certificate representing the shares of pre-split common stock issued in your name and submit it for exchange directly to our transfer agent with the letter of transmittal and instructions.

Q: WHAT HAPPENS IF I DO NOT SURRENDER MY CERTIFICATES OF REPRESENTING PRE-SPLIT SHARES?

A: You are required to surrender certificates representing shares of our pre-split common stock. The board of directors has determined that a reasonable time for the exchange of certificates is 90 days after the date of this information statement. Until you receive certificates representing post-split shares of our common stock you are not entitled to receive notice of or vote at stockholder meetings or receive dividends or other distributions on the shares of our post-split common stock. Under the Nevada Revised Statutes, we may seek to enforce the delivery of certificates for exchange through proceedings in court.

Q: WHAT IF I HAVE LOST MY CERTIFICATES?

A: If you have lost your certificates representing pre-split share of our common stock, you should contact our transfer agent as soon as possible to have a new certificate issued. You may be required to post a bond or other security to reimburse us for any damages or costs if the certificate is later delivered for conversion. Our transfer agent may be reached at:

Attn: William Garza
U.S. Stock Transfer Corp.
1745 Gardena Avenue, 2nd Floor
Glendale, California 91204
Telephone: (818) 502-1104 Facsimile: (818) 502-0674

Q: CAN I REQUIRE YOU TO PURCHASE MY STOCK?

A: No. Under the Nevada Revised Statutes, you are not entitled to appraisal and purchase of your stock as a result of the Reverse Split.

Q: WHO WILL PAY THE COSTS OF REVERSE SPLIT?

A: We will pay all of the costs of Reverse Split in Nevada, including distributing this Information Statement. We may also pay brokerage firms and other custodians for their reasonable expenses for forwarding information materials to the beneficial owners of our common stock. We do not anticipate contracting for other services in connection with the Reverse Split. Each stockholder must pay the costs of exchanging their certificates for new certificates.

Q: WILL I HAVE TO PAY TAXES ON THE NEW CERTIFICATES?

A: We believe that the Reverse Split is not a taxable event and that you will be entitled to the same basis in the post-split shares that you had in the pre-split shares of our common stock. Everyone's tax situation is different and you should consult with your personal tax advisor regarding the tax effect of the Reverse Split.

On October 1, 2004 the Board of Directors of the Company and shareholders owning approximately 52.8% of the Company's issued and outstanding common stock approved an Amendment to the Company's Articles of Incorporation representing
Article 4 in its entirety with the following:

"4A. One share of the common stock of the Corporation, par value $.001 per share, shall be issued for each 100 shares of Common Stock, par value $.001 per share, of the Corporation issued and outstanding as of the date hereof. Every holder of shares of common stock, $.001 par value per share, outstanding on the date hereof shall be directed to submit the certificates representing such shares to the Corporation within 90 days after the date hereof for exchange as aforesaid.

4B. Immediately following the exchange pursuant to Article 4A of these Articles of Incorporation, the aggregate number of shares of all classes of capital stock which the Corporation has authority to issue is 305,000,000 of which 300,000,000 are to be shares of common stock, $.001 par value, and 5,000,000 are to be shares of preferred stock, $.001 par value. The shares may be issued by the Corporation from time to time as approved by the board of directors of the Corporation without the approval of the stockholders except as otherwise provided by the Nevada Revised Statutes, these Articles of Incorporation, or the rules of a national securities exchange if applicable. The consideration for the issuance of the shares shall be paid to or received by the Corporation in full before their issuance and shall not be less than the par value per share. The consideration for the issuance of shares shall be cash, services rendered, personal property (tangible or intangible), real property, leases of real property or any combination of the foregoing. In the absence of actual fraud in the transaction, the judgment of the board of directors as to the value of such consideration shall be conclusive. Upon payment of such consideration such shares shall be deemed to be fully paid and nonassessable. In the case of a stock dividend, the part of the surplus of the Corporation, which is transferred to stated capital upon the issuance of shares as a stock dividend, shall be deemed to be the consideration for their issuance.

 (a) Common Shares.

(i) Except as provided in Articles of Incorporation, or in the powers, designations preferences and relative rights of any preferred stock, the holders of the common stock shall exclusively possess all voting power. Subject to the provisions of these Articles, each holder of shares of common stock shall be entitled to one vote for each share held by such holders.

(ii) Whenever there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class or series of stock having preference over the common stock as to the payment of dividends, the full amount of dividends and sinking fund or retirement fund or other retirement payments, if any, to which such holders are respectively entitle in preference to the common stock, then dividends may be paid on the common stock, and on any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends, but only when and as declared by the board of directors of the Corporation.

(iii) In the event of any liquidation, dissolution or winding up of the Corporation, after there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class having preference over the common stock in any such event, the full preferential amounts to which they are respectively entitled, the holders of the common stock and any class or series of stock entitled to participate therewith, in whole or in part, as to distribution of assets shall be entitled, after payment or provision for payment of all debts and liabilities of the Corporation, to receive the remaining assets of the Corporation available for distribution, in cash or in kind.

(iv) Each share of common stock shall have the same relative powers, preferences and rights as, and shall be identical in all respects with, all the other shares of common stock of the Corporation.

(b) Preferred Shares.

(i) Except as provided in these Articles of Incorporation, the board of directors of the Corporation is authorized, by resolution or resolutions from time to time adopted, to provide for the issuance of preferred stock in series and to fix and state the powers, designations, preferences and relative, participating, optional or other special rights of the shares of each such series, and the qualifications, limitation or restrictions thereof, including, but not limited to determination of any of the following:

a. the distinctive serial designation and the number of shares constituting such series;

b. the rights in respect of dividends, if any, to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date or dates, the payment or date or dates for dividends, and the participating or other special rights, if any, with respect to dividends;

c. the voting powers, full or limited, if any, of the shares of such series;

d. whether the shares of such series shall be redeemable and, if so, the price or prices at which, and the terms and conditions upon which such shares may be redeemed:

e. the amount or amounts payable upon the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

f. whether the shares of such series shall be entitled to the benefits of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and, if so entitled, the amount of such fund and the manner of its application, including the price or prices at which such shares may be redeemed or purchased through the application of such funds;

g. whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation and, if so convertible or exchangeable, the conversion price or prices, or the rate or rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

h. the subscription or purchase price and form of consideration for which the shares of such series shall be issued; and

i. whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of preferred stock and whether such shares may be reissued as shares of the same or any other series of preferred stock.

(ii) Each share of each series of preferred stock shall have the same relative powers, preferences and rights as, and shall be identical in all respects with, all the other shares of the Corporation of the same series, except the times from which dividends on shares which may be issued from time to time of any such series may begin to accrue.

(c) Pre-emptive Rights. No holder of any of the shares of any class of the Corporation shall be entitled as of right to subscribe for, purchase, or otherwise acquire any shares of any class of the Corporation which the Corporation proposes to issue or any rights or options which the Corporation proposes to grant for the purchase of shares of any class of the Corporation or for the purchase of any shares, bonds, securities, or obligations of the Corporation which are convertible into or exchangeable for, or which carry any rights, to subscribe for, purchase, or otherwise acquire shares of any class of the Corporation; and any and all of such shares, bonds, securities, or obligations of the Corporation, whether now or hereafter authorized or created, may be issued, or may be reissued or transferred if the same have been reacquired and have treasury status, and any and all of such rights and options may be granted by the Board of Directors to such persons, firms, corporations, and associations, and for such lawful consideration, and on such terms, as the board of directors in its discretion may determine, without first offering the same, or any thereof, to any said holder.

(d) Cumulative Voting. No shares of any class or series shall have cumulative voting rights in the election of directors.

(e) Other Voting Rights. Any and all persons who have been granted an option by the Corporation to purchase or otherwise acquire any series of shares, both common and preferred, or to whom the Corporation has become financially obligated through the issuance of a bond, debenture and/or other financial instrument shall be entitled to voting rights in the same manner as if they were stockholders in the Corporation as may be specified in a resolution of the Board of Directors in accordance with Nevada Revised Statutes 78.197 and 78.200, respectively."

                              APPROVAL OF THE 2004
                                STOCK OPTION PLAN

DESCRIPTION OF THE PLAN

The Board of Directors of the Company and the owners of a majority of the outstanding voting interests approved the 2004 Stock Option Plan (the "Plan"). The purpose of the Plan is to maintain our ability to attract and retain highly qualified and experienced directors, officers and consultants to give such directors, officers and consultants a continued proprietary interest in the success of the Company and its subsidiaries. The following summary is qualified in its entirety by reference to the Plan itself, a copy of which is available to any stockholder by written request to the Company.

General Provisions of the Plan. The Plan provides eligible employees and consultants the opportunity to participate in the enhancement of shareholder value by the grants of warrants, options, restricted common or convertible preferred stock, unrestricted common or convertible preferred stock and other awards under the Plan and to have their bonuses and/or consulting fees payable in warrants, restricted common or convertible preferred stock, unrestricted common or convertible preferred stock and other awards, or any combination thereof. In addition, we expect the Plan will further strengthen the identification of the directors, employees and consultants with the stockholders. Certain option and warrants to be granted under the Plan are intended to qualify as Incentive Stock Options ("ISOs") pursuant to Section 422 of the Internal Revenue Code of 1986, as amended ("Code"), while other options and warrants and preferred stock granted under the Plan will be nonqualified options or warrants which are not intended to qualify as ISOs ("Nonqualified Options"). Employees, consultants and directors who participate or become eligible to participate in the Plan from time to time are referred to collectively herein as "Participants". As used in the Plan, the term "Affiliates" means any "parent corporation" of the Company and any "subsidiary corporation" of the Company within the meaning of Code Sections 424(e) and (f), respectively.

Administration of the Plan. The Plan will be administered by the Board of Directors of the Company (the "Board"). When acting in such capacity the Board is sometimes refereed to as the "Committee". If the Company is governed by Rule 16b-3 promulgated by the Securities and Exchange Commission ("SEC") pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act"), no director will serve as a member of the Committee unless he or she is a "disinterested person" within the meaning of such Rule 16b-3.

Awards under the Plan. The Committee will have sole and absolute discretionary authority (i) to determine, authorize, and designate those persons pursuant to the Plan who are to receive warrants, options, restricted common or convertible preferred stock, or unrestricted common or convertible preferred stock under the Plan, (ii) to determine the number of shares of common stock to be covered by such grant or such options or warrants and the terms thereof, (iii) to determine the type of common stock granted: restricted common or convertible preferred stock, unrestricted common or convertible preferred stock or a combination of restricted and unrestricted common or convertible preferred stock, and (iv) to determine the type of option or warrant granted: ISO, Nonqualified Option or a combination of ISO and Nonqualified Options. The Committee shall thereupon grant options or warrants in accordance with such determinations as evidenced by a written option or warrant agreement. Subject to the express provisions of the Plan, the Committee shall have discretionary authority to prescribe, amend and rescind rules and regulations relating to the Plan, to interpret the Plan, to prescribe and amend the terms of the option or warrant agreements (which need not be identical) and to make all other determinations deemed necessary or advisable for the administration of the Plan.

Purchase Price Under Options and Warrants. The purchase price of each of common stock subject to each option or warrant granted pursuant to the Plan shall be determined by the Committee at the time the option or warrant is granted and, in the case of ISOs, shall not be less than 100% of the fair market value of a share of common stock on the date the option or warrant is granted, as determined by the Committee. In the case of an ISO granted to a person that is the beneficial owner of more than 10% of our common stock, the option or warrant price shall not be less than 110% of the fair market value of a share of common stock on the date the option or warrant is granted. The purchase price of each share of common stock subject to a Nonqualified Option or Warrant under the Plan shall be determined by the Committee prior to granting the option or warrant. The Committee shall set the purchase price for each share subject to a Nonqualified Option or Warrant at either the fair market value of each share on the date the option or warrant is granted, or at such other price as the Committee in its sole discretion shall determine.

Restricted Stock. Awards of restricted stock may be in addition to or in lieu of option or warrant grants. Awards may be conditioned on the attainment of particular performance goals based on criteria established by the Committee at the time of each award of restricted stock. During a period set forth in the agreement (the "Restriction Period"), the recipient shall not be permitted to sell, transfer, pledge, or otherwise encumber the shares of restricted stock; except that such shares may be used, if the agreement permits, to pay the option or warrant price pursuant to any option or warrant granted under the Plan, provided an equal number of shares delivered to the Participant shall carry the same restrictions as the shares so used. Shares of restricted stock shall become free of all restrictions if during the Restriction Period, (i) the recipient dies, (ii) the recipient's directorship, employment, or consultancy terminates by reason of permanent disability, as determined by the Committee, (iii) the recipient retires after attaining both 59 yeas of age and five years of continuous service with the Company and/or a division or subsidiary, or (iv) if provided in the agreement, there is a "change in control" of the Company (as defined in such agreement). Unless and to the extent otherwise provided in the agreement, shares of restricted stock shall be forfeited and revert to the Company upon the recipient's termination of directorship, employment or consultancy during the Restriction Period for any reason other than death, permanent disability, as determined by the Committee, retirement after attaining both 59 years of age and five years of continuous service with the Company and/or subsidiary or division, or to the extent provided in the agreement a "change in control" of the Company (as defined in such agreement), except to the extent the Committee, in its sole discretion, finds that such forfeiture might not be in the best interests of the Company.

Bonuses and Past Salaries and Fees Payable in Unrestricted Stock. In lieu of cash bonuses, salaries and fees otherwise payable by the Company or applicable division or subsidiary, employees and consultants eligible to participate in the Plan, the Committee, in its sole discretion, may determine that such bonuses, salaries and fees shall be payable in unrestricted common stock or partly in unrestricted common stock and partly in cash. Such bonuses shall be in consideration of services previously performed and as an incentive toward future services and shall consist of shares of unrestricted common stock subject to such terms as the Committee may determine in its sole discretion. The number of shares of unrestricted common stock payable in lieu of a bonus otherwise payable shall be determined by dividing such bonus amount by the fair market value of one share of common stock on the date the bonus is payable, with fair market value determined as of such date.

Grant of Convertible Preferred Stock. The Committee shall have sole and absolute discretionary authority (i) to determine, authorize, and designate those persons pursuant to the Plan who are to receive restricted preferred stock, or unrestricted preferred stock under the Plan, and (ii) to determine the number of shares of common stock to be issued upon conversion of such shares of preferred stock and the terms thereof.

Amendments or Termination. The Board may amend, alter or discontinue the Plan, but no amendment or alteration shall be made which would impair the rights of any Participant, without his consent, under any option, warrant or preferred stock theretofore granted.

EXECUTIVE COMPENSATION

The following table sets forth information concerning the compensation earned during the Company's last three fiscal years by the Company's Chief Executive Officer and each of the Company's other four most highly compensated executive officers whose total cash compensation exceeded $100,000 for services rendered in all capacities for the fiscal years ended December 31, 2002 (collectively, the "Named Executive Officers").

                                         ANNUAL COMPENSATION                    LONG TERM COMPENSATION
                                  ----------------------------------------------------------------------
                                                                              AWARDS            PAYOUTS
                                                                      ----------------------------------
                                                              OTHER
                                                              ANNUAL                SECURITIES
                                                             COMPEN-   RESTRICTED   UNDERLYING
                                                              SATION      STOCK      OPTIONS/     LTIP
                                FISCAL               BONUS     ($)       AWARDS        SARS      PAYOUT
NAME AND PRINCIPAL POSITION      YEAR   SALARY ($)    ($)                  ($)          (#)        ($)
------------------------------  ------  -----------  ------  --------  -----------  -----------  -------
Imran Firoz                       2003(1)       -0-     -0-      -0-           -0-          -0-      -0-
Chief Executive Officer
Director

Bruce Caldwell                    2003(2)    $48,000    -0-      -0-           -0-          -0-      -0-
Former Chief Executive Officer    2002       $48,000    -0-      -0-           -0-          -0-      -0-
                                  2001       $48,000    -0-      -0-           -0-          -0-      -0-



(1) Mr. Imran Firoz was appointed Chief Executive Officer in April 2004.

(2) Mr. Caldwell resigned as an Officer and Director on August 31, 2004.

None of the Named Executive Officers received, exercised or had outstanding at October 1, 2004, options or stock appreciation rights granted by the Company; there were no employment agreements between the Company and any of the Named Executive Officers; and there were no pension, retirement or other compensations plans in which any of the Named Executive Officers were participants.

                             ADDITIONAL INFORMATION

This Information Statement should be read in conjunction with certain reports that we previously filed with the Securities and Exchange Commission (the "SEC"), including our:

Annual Report for the year ended August 31, 2003 (the "Form 10-KSB");

Quarterly Report for the quarter ended November 30, 2003 (the "Form 10-QSB").

Quarterly Report for the quarter ended February 29, 2004 (the "Form 10-QSB").

Quarterly Report for the quarter ended May 31, 2004 (the "Form 10-QSB").

Copies of these reports are not included in this Information Statement but may be obtained from the SEC's web site at http://www.sec.gov/. We will mail copies of our prior SEC reports to any shareholder upon written request.

                                            BY ORDER OF THE BOARD OF DIRECTORS

                                            /s/ Javan Khazali
                                            ------------------------------------
                                            Javan Khazali, President


Irvine, California
June 13, 2005